August 9, 2024

Suzanne Colvin, Audit Committee Chair and VP Finance / CFO
Pismo Coast Village, Inc.
165 S. Dolliver Street
Pismo Beach, California 93449

Effective August 9, we will cease our services as your auditors.

We will cooperate with your new accountants. To facilitate that process, please send us a letter authorizing us to make disclosures to your new accountants. Without such a letter, we are ethically prohibited from communicating with others regarding your company's affairs.

We are prepared to help you make a smooth transition with your new accountants.

Sincerely,

BROWN ARMSTRONG ACCOUNTANCY CORPORATION

By: Lindsey Zimmerman, CPA

LBZ:hrf
Enclosure

I:\data\Word\Lindsey Z\Resignation Letter Drafting.docx